TRUBRIDGE, INC.
AMENDED AND RESTATED 2019 INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (this “Agreement”) is made and entered into as of _________, 20__ (the “Grant Date”) by and between TruBridge, Inc., a Delaware corporation (the “Company”) and              (the “Grantee”).

WHEREAS, the Company has adopted the TruBridge, Inc. Amended and Restated 2019 Incentive Plan (the “Plan”) pursuant to which Performance Share Awards may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant the Performance Share Award provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Grant of Performance Share Award. Pursuant to Section 7.3 of the Plan, the Company hereby grants to the Grantee a Performance Share Award (this “Award”) for a target number of              shares of Common Stock of the Company (the “Target Award”). This Award represents the right to earn up to two hundred percent (200%) of the Target Award, subject to the restrictions, conditions and other terms set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2.    Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 20__ and ending on December 31, 20__.

3.    Performance Goal; Earned Shares.

3.1    The number of shares of the Company’s Common Stock earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal in accordance with Exhibit A. The Committee shall have the authority to adjust or modify the calculation of the Performance Goal for the Performance Period in order to prevent the diminution or enlargement of the rights of the Grantee based on the following events:  (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report on Form 10-K for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (h) a change in the Company’s fiscal year. Subject to the terms of this Agreement, if the threshold level of the Performance Goal is not reached for the Performance Period, the Award and the Grantee’s right to receive any shares of the Company’s Common Stock pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period. All determinations of whether the Performance Goal has been achieved, the number of shares of the Company’s Common Stock earned by the Grantee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.

3.2    Promptly following completion of the Performance Period, and in any event within two and one-half (2½) months following the end of the Performance Period, (a) the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goal for the Performance Period has been achieved, and (ii) the number of shares of the Company’s Common Stock that the Grantee has earned and that are to be issued by the Company, rounded to the nearest whole share (the “Earned Shares”), (b) the Company shall issue or cause to be issued in the name of the Grantee the number of shares of the Company’s Common Stock equal to the number of Earned Shares, if any, and (c) the Company shall enter the Grantee’s name on the books of the Company as a shareholder of record of the Company with respect to the Earned Shares, if any, as of the date of the Committee’s written certification (the “Certification Date”). Such written certification of the Committee shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

3.3    Except as otherwise provided herein or in an employment, severance or similar agreement between the Company and the Grantee, if the Grantee’s Continuous Service terminates for any reason during the Performance Period, the Award and the Grantee’s right to receive any Earned Shares pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the date of termination.

4.    Termination of Continuous Service Due to Death or Disability. Notwithstanding Section 3.3 above and except as otherwise provided in an employment, severance or similar agreement between the Company and the Grantee, if the Grantee’s Continuous Service terminates during the Performance Period as a result of the Grantee’s death or Disability, the Grantee will be issued a pro rata portion of the Earned Shares otherwise issuable pursuant to Section 3 above, with such pro rata portion calculated by multiplying the number of Earned Shares that would have been issued had the Grantee’s Continuous Service not terminated during the Performance Period by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period. Such pro rata portion of the Earned Shares shall be issued in accordance with the timing specified in Section 3.2 hereof.

5.    Termination in Connection with a Change in Control. Notwithstanding Section 3.3 above and except as otherwise provided in an employment, severance or similar agreement between the Company and the Grantee, if the Grantee’s Continuous Service is terminated during the Performance Period (i) by the Company without Cause (other than on account of the Grantee’s death or Disability) or (ii) by the Grantee for Good Reason (if any agreement with the Grantee defines such term and provides for benefits as a result of such termination), and such date of termination is within twelve (12) months following a Change in Control, then the Award shall be issuable to the Grantee, no later than five (5) days following such date of termination, at the greater of (i) the projected level of performance through the end of the Performance Period, as determined by the Committee as of the date of termination based on performance through the date of such determination, and (ii) the Target Award level.

6.    Transferability. The Award and any rights relating thereto may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than in accordance with the terms of the Plan.

7.    Rights as Shareholder. Prior to the issuance of any Earned Shares on the Certification Date, the Grantee shall not have any rights of a shareholder of the Company with respect to the Award, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents. The Grantee shall be the record owner of any Earned Shares issued under this Agreement and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such Earned Shares and receive all dividends or other distributions paid with respect to such Earned Shares.

8.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position or as an Employee of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9.    Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Award shall be adjusted in any manner as contemplated by Section 11 of the Plan.

10.    Tax Liability and Withholding.

10.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to this Agreement or the Plan, the amount of any required withholding taxes in respect of the Earned Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;

(a)authorizing the Company to withhold shares of Common Stock from the Earned Shares otherwise issuable to the Grantee; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(b)delivering to the Company previously owned and unencumbered shares of Common Stock that have been owned by the Grantee for at least six (6) months.

10.2    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Award or the issuance of the Earned Shares or the subsequent sale of any such shares, and (b) does not commit to structure the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11.    Compliance with Law. The issuance and transfer of shares of Common Stock in connection with the Earned Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

12.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15.    Shares Subject to the Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Earned Shares may be transferred by will or the laws of descent or distribution.

17.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award does not create any contractual right or other right to receive any shares of Common Stock of the Company or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19.    Amendment. In accordance and consistent with Section 409A of the Code, as applicable, the Committee has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20.    Section 409A. This Agreement is intended to either comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement either comply with Section 409A of the Code or are exempt therefrom and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

21.    No Impact on Other Benefits. Except to the extent required by law or the terms of any qualified plan under the Internal Revenue Code, the value of the Grantee’s Earned Shares is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the issuance or disposition of any Earned Shares and that the Grantee has been advised to consult a tax advisor prior to such issuance or disposition.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

            TRUBRIDGE, INC.

            By:
    Name:    Vinay Bassi
    Its:    Chief Financial Officer

                        [            ]

EXHIBIT A

Performance Period

The Performance Period shall commence on January 1, 20__ and end on December 31, 20__ (the “Performance Period”).

Performance Goal

The number of Earned Shares shall be determined by reference to the Company’s cumulative Adjusted Operating Cash Flows (as defined below) for the Performance Period (the “Performance Goal”) as modified by the TSR Modifier (as defined below).

“Cumulative Adjusted Operating Cash Flows” (“Cumulative Adjusted Operating Cash Flows”) is defined as Adjusted EBITDA less investment in software development over the Performance Period.

Determining the Number of Earned Shares

Except as otherwise provided in the Plan or the Agreement, the number of Earned Shares with respect to the Performance Period shall be based on the financial results of the Company. The Performance Criteria selected by the Committee is the Company’s Cumulative Adjusted Operating Cash Flows. The percentage of the Target Award that the Grantee will earn is based on the Company’s Cumulative Adjusted Operating Cash Flows for the Performance Period, as compared to the Company’s budgeted Cumulative Adjusted Operating Cash Flows for the Performance Period, as calculated in accordance with the following table:

Amount of Cumulative Adjusted Operating Cash Flows	Percentage of Target Award Earned by Grantee
Less than $________	No Earned Shares
$________	100% of Target Award
$________ or more	200% of Target Award

The Company will linearly interpolate between the amounts set forth in the above table.

TSR Modifier

    In order to determine the final number of Earned Shares to be issued to the Grantee, the Committee will apply a “TSR Modifier.” The “TSR Modifier” is an adjustment to the number of Earned Shares based on a comparison of the Company’s total shareholder return (“TSR”) to the Russell 2000 Index for the Performance Period, as follows:

    A-1

If the Company’s TSR is in the top quartile of this index, the number of Earned Shares issued for the Performance Period will be adjusted upward by 15%. Awards are capped at 200% of payout, so the TSR modifier cannot increase the payout above the 200% cap.

If the Company’s TSR is in the bottom quartile of this index, the number of Earned Shares issued for the Performance Period will be adjusted downward by 15%.

If the Company’s TSR is in the second or third quartile of this index, the number of Earned Shares issued for the Performance Period will not be adjusted.

    A-2